UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 5, 2013

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QUALSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	001-35810 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court
Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to By-Laws.

On March 5, 2013, the Board of Directors of Qualstar Corporation, a California corporation (the “Company”), approved amendments to the Company’s bylaws, effective as of March 5, 2013. A copy of the Amended and Restated Bylaws, as amended by the amendments adopted on March 5, 2013 (the “Bylaws”), is attached to this report as Exhibit 3.2, and the description of the amendments set forth below is qualified in its entirety by reference to the full text of the Bylaws as set forth in Exhibit 3.2.

The Bylaws were revised to, among other things, set forth certain procedural and information disclosure requirements for shareholders to follow when seeking to have a special meeting of shareholders called or seeking to have the shareholders approve a corporate action by written consent of the shareholders without a meeting. In addition, the provisions relating to the indemnification available to directors, officers, employees and other agents of the Company were revised to, among other things, provide that indemnification would be provided to the Company’s directors and officers to the fullest extent permitted by California law as the law currently exists and to the extent that it provides broader indemnification in the future.

In addition to the foregoing, there were various other “clean-up” changes to the Bylaws, including, but not limited to, grammatical and other typographical corrections, formatting changes, revisions to headings, titles and captions, and capitalization of defined terms.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.2	Bylaws of Qualstar Corporation, as amended and restated as of March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: March 7, 2013	By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

3.2	Bylaws of Qualstar Corporation, as amended and restated as of March 5, 2013.

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